UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2009

Denmark Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-21554	39-1472124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 East Main Street

PO Box 130

Denmark, WI 54208-0130

(Address of principal executive offices)(Zip Code)

920-863-2161

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of New Director of Subsidiary Bank

Effective February 10, 2009, Janet L. Bonkowski, was elected as a Director of Denmark State Bank ("DSB") by the Board of Directors of DSB. Ms. Bonkowski fills the vacancy created by the retirement of Allen M. Peters. Mr. Peters reached the mandatory retirement age for directors of DSB but will continue to serve as a Class II Director of Denmark Bancshares, Inc. until his term expires at the annual meeting of shareholders in 2010.

Ms. Bonkowski is the Public Relations Manager for Schneider National, Inc. ("Schneider"), a provider of transportation and logistics services headquartered in Green Bay Wisconsin. Schneider has offices on three continents and employs 21,000 people worldwide. Ms. Bonkowski has been in this position for the last four years and has extensive experience in public relations and marketing. Prior to her employment with Schneider, Ms. Bonkowski served as the Director of Public Relations since 1997 and as Advertising Account Manager since 1994 with the Goltz Seering Agency, Inc., a leading Northeast Wisconsin advertising agency located in Green Bay, Wisconsin.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated February 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denmark Bancshares, Inc.
Date: February 12, 2009	/s/ Dennis J. Heim
Dennis J. Heim
Vice President and Treasurer,
Principal Financial and
Accounting Officer